                                                                   Exhibit 10.40


BIOREPOSITORY AGREEMENT

This AGREEMENT (the "AGREEMENT") made by and between CHILDRENS HOSPITAL LOS ANGELES (herein called "CHLA") and ONCORMED (herein called "ONCORMED") as of the date of the last signature below (the "EFFECTIVE DATE").

         WHEREAS, ONCORMED and its affiliates perform genetic cancer research and require certain storage facilities and services for its library of TISSUE SAMPLES;

         WHEREAS, CHLA has the resources and personnel to act as a biorepository site for TISSUE SAMPLES;

         WHEREAS, CHLA and ONCORMED desire to work together such that CHLA provides certain facilities and services for the maintenance of ONCORMED's library of TISSUE SAMPLES, and ONCORMED provides certain funding for the project;

         NOW, THEREFORE, in consideration of the mutual convenants and conditions herein and intending to be legally bound, CHLA and ONCORMED agree as follows:

         1.0      Scope of Work:

                  CHLA will act as a biorepository for ONCORMED and its other collection sites (listed in Appendix A) and upon ONCORMED's request will ship tissue samples (the "TISSUE SAMPLES") to ONCORMED and its collaborators (listed in Appendix B). CHLA agrees to be responsible for coordinating the accrual, processing, and storage requirements of a new tissue repository network (the "WORK"). Appendix C outlines the activities and requirements of same, which the parties may mutually agree to update and change from time to time (hereinafter the "SCOPE OF WORK").

         2.0      Personnel

                  The work shall be under the direction of Dr. Deborah Schofield the "BIOREPOSITORY COORDINATOR", and shall be carried out by other personnel of CHLA as reasonably assigned by the BIOREPOSITORY COORDINATOR. If during the term of this Agreement, Dr. Schofield for any reason ceases to act as BIOREPOSITORY COORDINATOR, CHLA will consult with ONCORMED with regard to selection of another person as BIOREPOSITORY COORDINATOR. ONCORMED shall have the right to veto the selection of a BIOREPOSITORY COORDINATOR with which it reasonably disagrees and terminate this AGREEMENT upon forty-five (45) days advance written notice.

         3.0      Period of Performance

                           The AGREEMENT shall extend from the date of execution
                  for three (3) years unless modified by written amendment, renewal, or extension and shall thereafter be renewed on a month to month basis unless and until either party notifies the other, not less than thirty (30) days prior to the expiration of the then current term or renewal thereof, of such party's election to terminate this AGREEMENT effective upon expiration of such term or renewal (the "TERM").


         4.0      Duties of CHLA

                  CHLA agrees to furnish such available laboratory facilities, equipment and utilities, as it shall deem necessary for the SCOPE OF WORK to be done including but not limited to the equipment in Appendix D attached hereto.

                  CHLA agrees to maintain all necessary data and financial records and agrees to make such records available to ONCORMED upon ONCORMED's request and expense at any reasonable time during regular working hours, and copies of all or any part of the records shall be made available within ten (10) days upon request.


                  CHLA agrees to assign qualified and competent personnel to the project. CHLA shall be responsible for the full performance of the AGREEMENT and agrees that the description of the SCOPE OF WORK in Appendix C is accurate.

                  CHLA represents and warrants that is has the full authority and power to enter into this Agreement and that no act or omission performed by CHLA under this AGREEMENT will be in violation of any state or federal law or any contractual obligation of CHLA to any third party.

                  CHLA warrants that it will perform its work to the best of its ability, making use of its skill and experience within its area of expertise, according to the highest standard of care and competence used in medical and scientific inquiry.

         5.0      Duties of ONCORMED

                 ONCORMED warrants that all participating accrual sites have an Investigational Review Board ("IRB") approved protocol under which TISSUE SAMPLES are collected. Accrual sites may have their own internal IRB approved protocols, or their protocols will be reviewed and approved by ONCORMED's IRB. Additionally, ONCORMED represents that in each agreement it executes, will execute or has executed with accrual sites, that each accrual site is obligated to follow IRB approved protocols that require the accrual sites to obtain consent from all donors of TISSUE SAMPLES.

                  ONCORMED agrees to provide copies of all current IRB approved protocols used at each accrual site which covers tissue acquisition and an example of the consent forms being utilized by the accrual sites hereafter referred to as Appendix E and incorporated by reference. ONCORMED agrees to provide CHLA with any updates or modifications to the IRB's or consent forms within a reasonable time after receiving notice of said updates or modifications.

                  ONCORMED agrees to provide certain supervision and consulting services to CHLA personnel, as shall be mutually agreed, at no cost to CHLA during the term of this AGREEMENT.


         6.0      Costs and Payments

                  The estimated total cost to ONCORMED for the first year to perform the SCOPE OF WORK as detailed in Appendix C is [****] (Appendix D), which includes certain set-up costs, some of which may be paid directly by ONCORMED.

                  CHLA's costs shall include all costs, direct and indirect, incurred in the performance of the SCOPE OF WORK or reasonably incidental to such performance. Such costs shall be subject to audit by ONCORMED at ONCORMED's expense.

                  ONCORMED agrees to make twelve equal monthly payments to CHLA, in the amount of [****]. The first payment shall be made within thirty (30) days of execution of this AGREEMENT.

                  ONCORMED agrees to also reimburse CHLA within thirty (30) days of receiving an invoice from CHLA for the purchase of equipment listed in Appendix D.

                  ONCORMED agrees to pay or provide, at its option, insurance and maintenance contracts for the equipment listed in Appendix D.

                  CHLA shall prepare an annual budget for approval by ONCORMED. CHLA shall provide the budget to ONCORMED at least thirty (30) days prior to the expiration of the current budget for review.



**** Denotes language for which the Company has requested confidential treatment pursuant to the rules and regulations of the Securities and Exchange Act of 1934, as amended.

         7.0      Right to Inspect and Audit

                  Both parties agree to maintain written records of all work performed and data developed under this AGREEMENT for a period of at least three
(3) years from the termination of this AGREEMENT. An authorized representative of each party shall make all records available to the other party for inspection at any reasonable time during regular working hours, and copies of all or any part of the records shall be made available within thirty (30) days upon request.

         8.0      Intellectual Property Rights

                  A.       Ownership:

                           During the TERM, and in connection with its
                  performance under the AGREEMENT each party may make certain discoveries or inventions in combination with each other, or independently of one another (the "INVENTIONS") to which certain INTELLECTUAL PROPERTY RIGHTS (as hereinafter defined) may apply. The parties acknowledge the following situations may arise in the course of CHLA providing the WORK to ONCORMED, and agree as to the outcomes stated for each situation. The parties also agree that promptly upon the making of any INVENTION the party having made the INVENTION will make a full and complete disclosure of the INVENTION to the other, subject to all of the confidentiality, license, and ownership provisions of this AGREEMENT (the "DISCLOSURE").

                           1. Each party enters this AGREEMENT owning certain
                  patents, trademarks, trade secrets, and copyrights (the "INTELLECTUAL PROPERTY RIGHTS"). The INTELLECTUAL PROPERTY RIGHTS belonging to each party prior to the EFEFCTIVE DATE, and those vesting in either party during the TERM by virtue of acts entirely outside the scope of this AGREEMENT remain entirely with that party, and nothing in this AGREEMENT shall be deemed to grant the other any right, title, interest or license thereto.

                           2. Those inventions or discoveries made by ONCORMED
                  independent of CHLA, and the INTELLECTUAL PROPERTY RIGHTS thereto, even if ONCORMED subsequently discusses and discloses said inventions to CHLA, remain solely the property of ONCORMED, and nothing in this AGREEMENT shall be deemed to grant CHLA any right, title, interest, or license thereto. Those inventions or discoveries made by CHLA independent of ONCORMED and without the request of ONCORMED to make the invention, and the INTELLECTUAL PROPERTY RIGHTS thereto, remain solely the property of CHLA, and nothing in this

                  AGREEMENT shall be deemed to grant ONCORMED any right, title, interest, or license thereto.

                           3. During the TERM, and in connection with its
                  performance under this AGREEMENT, ONCORMED may request that CHLA make, devise, improve or invent INVENTIONS within the SCOPE OF WORK, including, but not limited to: (i) make specific modifications to protocols used in performing the WORK or (ii) within the SCOPE OF WORK, devise improvements to, or entirely new protocols to be used in performing the WORK. INVENTIONS made pursuant to this Section 8.A.3, and the INTELLECTUAL PROPERTY RIGHTS thereto, shall be solely the property of ONCORMED, and nothing in this AGREEMENT shall be deemed to grant CHLA any right, title interest, or license thereto, except as specified in Section 8.B.3. CHLA hereby makes any assignment necessary to achieve the foregoing ownership position.

                           4. During the TERM, and in connection with the WORK
                  performed under this AGREEMENT, ONCORMED may request that CHLA develop, invent, or test INVENTIONS outside the SCOPE OF WORK. Such requests shall be made in writing and shall include a description of the tasks to be performed, the goals for the outcomes of the tasks, and the fees to be paid to CHLA for the performance of the tasks (the "WORK ORDER"). Any INVENTIONS made pursuant to this Section 8.A.4, and the INTELLECTUAL PROPERTY RIGHTS shall be solely the property of CHLA, and LICENSED (as hereinafter defined) to ONCORMED on the terms provided in Section 8.B.3 hereof.

                           5. During the TERM, CHLA may make certain inventions
                  or discoveries that are directly applicable to the WORK but were not made in the course of the WORK (the "CHLA DEVELOPMENTS"). The CHLA DEVELOPMENTS and any INTELLECTUAL PROPERTY RIGHTS thereto shall remain the property of CHLA, but shall be DISCLOSED to ONCORMED, provided that to do so would not violate any existing contractual obligations of CHLA. CHLA DEVELOPMENTS are subject to the terms of Section 8.E.
                  hereof.

                  B.       License Grants:

                           1. CHLA hereby grants to ONCORMED, and ONCORMED
                  hereby accepts a limited, royalty-free, non-exclusive, irrevocable license to use internally the INVENTIONS made by CHLA and described in Section 8.A.4 hereof.

                           2. ONCORMED hereby grants to CHLA, and CHLA hereby accepts a limited, royalty-free, non-exclusive, irrevocable license to use internally for non-commercial purposes the INVENTIONS made by ONCORMED described in Section 8.A.3 and 8.A.4 hereof.

                           3. Subject to the ABONDONMENT provisions of Section
                  8.C.1 and the royalty provisions of Section 8.D. hereof, CHLA hereby grants to ONCORMED an exclusive, worldwide, irrevocable license to make, have made, use or sell the INVENTIONS arising out of the WORK ORDER, under all the INTELLECTUAL PROPERTY RIGHTS thereto. Except in any event, both parties retain the right to use INVENTIONS covered by this Section 8.B.3 for their own internal purposes, which in the case of CHLA, shall be only non-commercial internal purposes.

                  C.       Patent Prosecution, Abandonment, and Costs:

                           1. Once ONCORMED has received a DISCLOSURE from CHLA
                  regarding any INVENTION that arose from a WORK ORDER, ONCORMED will review the DISCLOSURE and determine, in its sole discretion, whether it will abandon said INVENTION ("ABANDONMENT"). If ONCORMED ABANDONS the INVENTION, it will notify CHLA in writing of its decision to ABANDON within ninety (90) days of receiving the DISCLOSURE. ABANDONMENT will relieve ONCORMED of any responsibilities under Sections 8.C.2 and 8.C.3 hereof, and will preclude or extinguish the exclusive license granted under Section 8.B.3 hereof with respect to that certain INVENTION, and therefore all right to the specific INVENTION ABANDONDED will remain with CHLA.

                           2. ONCORMED will diligently file, prosecute and
                  maintain, or cause to be filed, prosecuted and maintained any patent applications and patents covering INVENTIONS that arise from the WORK ORDER, except for any INVENTIONS it has ABANDONDED, for which it will have no responsibility whatever.

                           3. ONCORMED will bear all of the expenses associated
                  with the filing, prosecuting and maintaining of patent applications and patents covered under Section 8.C.2 hereof.

                  D.       Royalties:

                           ONCORMED will, on a quarterly basis, report to CHLA
                  the full extent of any gross income actually received by ONCORMED arising from the sale, license or other commercialization of the INVENTIONS licensed under Section 8.B.3 hereof (the "REVENUES"). ONCORMED will pay to CHLA a royalty that has been in good faith negotiated and is stated in the WORK ORDER. The ROYALTIES will be paid by ONCORMED to CHLA until the expiration of the patent rights, on a country by country basis, and after expiration, ONCORMED shall have a fully paid-up license.

                  E.       CHLA DEVELOPMENTS:

                           Provided that to do so would not violate any existing
                  contractual obligations of CHLA, CHLA shall offer to ONCORMED an exclusive license to make, have made, use and sell the CHLA DEVELOPMENTS, including the right to sublicense, under CHLA's INTELLECTUAL PROPERTY RIGHTS therein. The parties shall in good faith negotiate the terms of the license, although ONCORMED shall be under no obligation to accept such license or any additional obligations described in Section 8.C.

                  F.       Further Assurances:

                           Each of the parties hereby agrees to cooperate fully
                  in making all assignments, and executing any and all documents pursuant to the reasonable requests of the other to affirm or effectuate the terms of this AGREEMENT.

         9.0      Confidential Information

                  CONFIDENTIAL INFORMATION controlled by this AGREEMENT shall mean information which is confidential and/or proprietary and includes, but without limitation, IRB approved protocols, consent forms, data, know-how, formulae, processes, designs, sketches, photographs, plans, drawings, specifications, samples, reports, customer lists, pricing, information, studies, findings, inventions and ideas including but not limited to INVENTIONS (the "CONFIDENTIAL INFORMATION"). The fact and terms of this AGREEMENT shall also be deemed and treated as CONFIDENTIAL INFORMATION.

                  To the extent practical, CONFIDENTIAL INFORMATION shall be disclosed in documentary or tangible form marked "Confidential" or "Proprietary". In the case of oral disclosures, the disclosing party shall have the obligation to at the time of the disclosure, state that the disclosure is confidential and thereafter confirm in writing the fact and general nature of the disclosure within thirty (30) days after it is made.

                  A recipient of a disclosure of CONFIDENTIAL INFORMATION shall not be under any obligation under this AGREEMENT five (5) years from the expiration or termination of this AGREEMENT by the parties.

                  The recipient of CONFIDENTIAL INFORMATION shall use such CONFIDENTIAL INFORMATION for the purposes contemplated in this AGREEMENT, and shall exercise the same degree of care as it exercises to protect its own CONFIDENTIAL INFORMATION, but in no event less than reasonable care to prevent its disclosure to any third party. The recipient of CONFIDENTIAL INFORMATION shall also limit internal dissemination of CONFIDENTIAL INFORMATION to individuals whose duties justify the need to know such CONFIDENTIAL INFORMATION, and then only provided that there is a clear understanding by such individuals of their obligations to maintain the proprietary and/or confidential status of such information and to restrict its use solely to the purposes specified herein.

                  The recipient of CONFIDENTIAL INFORMATION shall be under no obligation with respect to any information: (a) which is, at the time of the disclosure, available to the general public or later becomes available through no fault of the recipient; (b) which recipient can demonstrate was in its possession before receipt; (c) which is disclosed to recipient without restriction on disclosure by a third party who has the lawful right to disclose such information; (d) is independently developed by recipient without any reference to the CONFIDENTIAL INFORMATION and recipient can demonstrate such independent development by written record; (e) which is required to be disclosed by the recipient pursuant to order of a court or law; and (f) ONCORMED shall be entitled to disclose this AGREEMENT to lenders, investors, and their counsel in connection with financing.

         10.0     Equipment

                  The title and ownership to all equipment that is purchased by CHLA or ONCORMED during the performance of this AGREEMENT (the "EQUIPMENT"), including by not limited to the EQUIPMENT itemized in Appendix D shall vest at the time of purchase in ONCORMED. All of the EQUIPMENT will be used exclusively for storing, analyzing, and processing the TISSUE SAMPLES from ONCORMED and its other collection sites and other purposes in connection with the providing of the SCOPE OF WORK.

         11.0     Use of Names

                  Each party agrees not to use the name of the other party, subject to the exception in Section 9.0, without written permission of the other party.

         12.0     Assignment and Subcontracting

                  Neither this AGREEMENT, nor the SCOPE OF WORK defined hereunder, shall be assigned or subcontracted, in whole or in party, to any third party without prior written consent of the other party; provided, however, that either party may assign this AGREEMENT without the other party's consent in connection with the sale of controlling interest in or substantially all of the assets, business or stock of such party to a third party.

         13.0     Relationship of the Parties

                  In the performance of this AGREEMENT and the SCOPE OF WORK described herein, CHLA is and shall be an independent contractor. Neither CHLA nor any of its subcontractors shall be deemed to be the servant, agent or employee of ONCORMED. CHLA remains responsible for the organization, supervision, and direction of the SCOPE OF WORK described herein. CHLA shall furnish all necessary management, technical, and other personnel necessary for timely completion of the SCOPE OF WORK.

         14.0     Insurance

                  Each of the parties shall, at its sole cost and expense, maintain a policy or policies of comprehensive general liability insurance, including coverage against malpractice, with per occurrence liability coverage of at least [****], and annual aggregate liability coverage of at least [****], written by an insurance company or companies lawfully doing business in California with an A. M. Best rating of B plus or better. If a party is self-insured for more than [****] of liability, such self-insurance shall meet the requirement of this AGREEMENT only if approved in writing by the other party. Each party shall give the other party at least 30 days prior written notice of any proposed reduction or cancellation of such insurance coverage, and shall provide to the other party evidence of the above-described insurance policy or policies upon reasonable request.

                  Each of the parties shall, at its sole cost and expense, maintain a program or programs of workers' compensation insurance in an amount and form to meet all applicable legal requirements to which such party is subject.

         15.0     Indemnification

                  ONCORMED shall indemnify, defend, and hold harmless CHLA, as well as CHLA's agents and employees from any loss, damage, liability, cost, suit charge, expenses, or cause of action (including reasonable attorney's fees) arising out of any damage or injury to CHLA's property and property of third parties, including real, personal and environmental damages, or persons, including injuries resulting in death, directly caused by or arising our of or in connection with this AGREEMENT and can be attributed in whole or in part to negligent acts, omissions, fault, or willful misconduct of ONCORMED.



**** Denotes language for which the Company has requested confidential treatment pursuant to the rules and regulations of the Securities and Exchange Act of 1934, as amended.

                  CHLA shall indemnify, defend, and hold harmless ONCORMED, as well as ONCORMED's agents and employees from any loss, damage, liability, cost, suit charge, expenses, or cause of action (including reasonable attorney's fees) arising out of any damage or injury to ONCORMED's property and property of third parties, including real, personal and environmental damages, or persons, including injuries resulting in death, directly caused by or arising our of or in connection with this AGREEMENT and can be attributed in whole or in part to negligent acts, omissions, fault, or willful misconduct of CHLA.

                  The indemnities set forth in this Section 15.0 are subject to the following limitations: (i) that the party seeking indemnification (the "INDEMNIFIED PARTY") gives prompt written notice of any claim under Section 15.0 hereof, to the other party (the "INDEMNIFYING PARTY"); (ii) that the INDEMNIFYING PARTY is given the option of assuming sole control over the claim; and (iii) that neither party shall be liable to the other for consequential, incidental, indirect, punitive or special damages, from all causes of action of any kind, including contract, tort or otherwise, even if advised of the likelihood of such damages occurring.

                  The Indemnified Party shall also provide the Indemnifying Party with all reasonable cooperation in connection with such a claim. The Indemnifying Party shall not be liable for any settlement it does not approve in writing.

         16.0     Disclaimer of Warranties

                  EXCEPT FOR WARRANTIES SET FORTH EXPLICITLY IN THIS AGREEMENT, NEITHER PARTY MAKES ANY OTHER REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, AND, WITHOUT LIMITATION OF THE FOREGOING, BOTH PARTIES DISCLAIM THE IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

         17.0     Notices

                  Each party shall designate in writing a representative to receive any and all notices required under this AGREEMENT or any amendments or modifications hereto. Notices shall be in writing and shall be given to the representative designated to receive the same, either by personal delivery or by U.S. mail, telegraph, telex, telecopier, or any similar means, properly addressed or upon such later date following receipt as is set forth in the notice. Any party, by written notice to the other parties may change the representative or the address to whom or to which such notices are to be sent.

TO CHLA:                             TO ONCORMED:

Margaret Mary Kozik Richardson       Joan Scott
Director of Corporate Relation       205 Perry Parkway
And Technology Transfer              Gaithersburg, MD  20877
4650 Sunset Blvd., Mailstop # 84
Los Angeles, CA  90027

With a copy to:                      With a copy to:

Thomas C. Armitage                   Alexander D. Lynch
Vice President and General Counsel   Brobeck, Phleger & Harrison
4650 Sunset Blvd., Mailstop #5       1633 Broadway, 47th Floor
Los Angeles, CA  90027               New York, NY  10019

         18.0     Termination

                  This AGREEMENT may be terminated by either party, except as provided below, by giving the other party written notice of a breach and allowing thirty (30) days to cure. The non-breaching party must provide a full description of the event or occurrence constituting a breach of this AGREEMENT. The party receiving the notice will have thirty (30) days to cure that breach upon receipt of written notice. If the breach is not cured within that time, the termination will be effective immediately. Upon termination initiated by CHLA for a material breach by ONCORMED, CHLA shall be entitled to full payment of costs already incurred and all non-cancelable obligations.

                  Either party may immediately terminate this AGREEMENT for fraud, willful misconduct, or illegal conduct of the other party upon written notice of same to the other party.

                  In the event an order for relief is entered against either party under the Federal Bankruptcy Code, or an order appointing a receiver for substantially all assets is entered by a court of competent jurisdiction, or either party makes an assignment for the benefit of creditors, or a levy of execution is made upon substantially all of the assets of either party and such levy is not quashed or dismissed within thirty (30) days, this AGREEMENT shall automatically terminate effective on the date of such order or assignment or, in the case of such levy, the expiration of such thirty day period; provided, however, that such termination shall not impair or prejudice any right of remedy that either party might have under this AGREEMENT.

                  This AGREEMENT shall terminate within thirty (30) days if the parties are unable to mutually agree upon an annual budget subsequent to presentation by CHLA to ONCORMED and ONCORMED's thirty (30) day review.

                  In the event of termination or expiration of this Agreement, ONCORMED shall, within a reasonable time, make arrangements to have the TISSUE SAMPLES and EQUIPMENT removed from the premises of CHLA. However, until such time, CHLA shall use its best efforts to preserve the TISSUE SAMPLES and the EQUIPMENT in at least as good condition as the TISSUE SAMPLES and EQUIPMENT were in during the TERM of the AGREEMENT. ONCORMED will, within thirty (30) days of receiving an invoice from CHLA, itemizing all reasonable expenses associated with its obligations under this paragraph, reimburse CHLA for all such reasonable expenses.

         19.0     Arbitration

                   Any disagreements or disputes between the parties shall be resolved through binding arbitration rather than through lawsuits and the courts. Accordingly, the following procedures for arbitration shall apply.

                  In the event that any dispute arises between the parties, including but not limited to disputes relating to this AGREEMENT or its alleged breach, the parties shall first try to resolve any such dispute in good faith on an informal basis. Any dispute that the parties are unable to resolve on an informal basis within thirty (30) days from the date written notice of the dispute is delivered shall be settled by arbitration, as provided below.

                  The arbitration of any dispute which the parties cannot resolve informally as provided in subparagraph a. above shall be conducted by a single arbitrator in accordance with California Civil Procedure Code Sections 1282-1284.2. If possible, the arbitrator shall be selected by mutual agreement of the parties. If the parties cannot agree on an arbitrator, the arbitrator shall be selected by striking from a list of arbitrators supplied by JAMS-Endispute, or other arbitration organization agreed to by the parties. The arbitration shall be held in the City of Chicago, Illinois or other mutually agreed neutral venue. The arbitration decision shall be final and binding on all parties. Judgment on any award rendered by the arbitrator may be entered in any court having jurisdiction over the parties and the subject matter of the controversy. The prevailing party in any such arbitration shall be entitled to recover from the other party as part of the arbitration award, in addition to all other relief, reasonable attorneys' fees. The nonprevailing party shall be responsible for all costs of the arbitration, including but not limited to, the arbitration fees, court reporter fees, room charges, etc.

                  If a party institutes any legal action or pursues any claim or controversy between the parties by any method other than arbitration, the responding party shall be entitled to recover from the other party all damages, costs, expenses, and attorneys' fees incurred as a result of such action.

         20.0     Severability

                  Should any term of this AGREEMENT, for any reason, be held to be illegal or unenforceable, the remaining terms of this AGREEMENT will continue in full force and effect, and the offending term will be limited or deleted to the extent necessary to make it enforceable. The parties agree to negotiate in good faith and agree upon a modified term, which reflects the original intent of the parties.

         21.0     Governing Law

                  This AGREEMENT shall be governed and construed in accordance with the laws of the State of Delaware.

         22.0     Entire Agreement

                  This AGREEMENT is binding upon and shall inure to the benefit of the parties hereto, their representatives, successors, and assigns. No failure or successive failures on the part of either party, its successors, or assigns, to enforce any covenant or agreement, and no waiver or successive waivers on their part of any condition of this AGREEMENT, shall operate as a discharge of such covenant, agreement, or condition or render the same invalid, or impair the right of either party, its successors and assigns, to enforce the same in the event of any subsequent breach or breaches by the other party, its successors or assigns.

                  This AGREEMENT constitutes the entire agreement between the parties and supersedes all previous agreements and understandings related to the work. The AGREEMENT may not be altered, amended, or modified except by a written instrument signed by the duly authorized representatives of both parties.

         IN WITNESS WHEREOF, the parties hereto have caused this AGREEMENT to be executed by their duly authorized representatives as of the last date and year written below.

CHILDRENS HOSPITAL OF LOS ANGELES

/s/ Yves DeClerk
-------------------------------------


By:      Yves De Clerck
         ------------------------------

Date:             1/26/98
         ------------------------------


Title: Research Institute Director
       Vice President of Research
         ------------------------------

ONCORMED

/s/ Doug Dolginow, MD
-------------------------------------

By:      Doug Dolginow, MD
         ------------------------------

Date:             1/29/98
         ------------------------------

Title:            President & COO
         ------------------------------

APPENDIX A:  Collection Sites

[****]















































**** Denotes language for which the Company has requested confidential treatment pursuant to the rules and regulations of the Securities and Exchange Act of 1934, as amended.

APPENDIX B:  Oncormed Biorepository Collaborations


              1.      Incyte Pharmaceuticals, Inc.
                      3174 Porter Drive
                      Palo Alto, CA  94304

Appendix C:  Scope of Work, Oncormed Biorepository

CHLA will establish, maintain and coordinate Oncormed's biorepository. CHLA will be responsible for receiving, processing, and storing tissues received from accrual sites and for processing and shipping requested tissue to Oncormed's clients. CHLA will also be responsible for the administrative functions of the biorepository including coordinating tissues and data received from accrual sites and for maintaining communication with accrual sites, Oncormed and Oncormed clients.

[****]






































**** Denotes language for which the Company has requested confidential treatment pursuant to the rules and regulations of the Securities and Exchange Act of 1934, as amended.

APPENDIX D:

[****]















































**** Denotes language for which the Company has requested confidential treatment pursuant to the rules and regulations of the Securities and Exchange Act of 1934, as amended.

APPENDIX E:

[****]















































**** Denotes language for which the Company has requested confidential treatment pursuant to the rules and regulations of the Securities and Exchange Act of 1934, as amended.

March 23, 1998

Margaret Mary Kozik Richardson
Director of Corporate Relations and
     Technology Transfer
Childrens Hospital Los Angeles
Mailstop #84
Los Angeles, CA  90027

Dear Margaret:

By this letter agreement, Oncormed, Inc. (Oncormed) and Childrens Hospital Los Angeles (CHLA) acknowledge entering into that certain agreement dated January 29, 1998 (the Agreement), and now desire to make certain amendments to the Agreement by entering into this first amendment to the Agreement (the First Amendment). And now, in consideration of our respective promises set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

     1. The parties hereby delete in its entirety the third paragraph under Section 6.0 on page three of the Agreement and replace said paragraph with the following:
              ONCORMED agrees to make twelve equal monthly payments to CHLA (the Payments), in the amount of [****]. The first payment shall be made within sixty (60) days of the execution of this Agreement. The parties agree to increase the amount of the Payments to the extent, and when the parties mutually agree that additional personnel should be hired in response to increased volume of tissue sample intake and processing.

     2. The parties hereby delete in its entirety Exhibit D to the Agreement, and replace said exhibit with Exhibit D attached hereto.

     3. The changes set forth in paragraphs 1 and 2 above shall be deemed effective as of the effective date of the Agreement, as if such changes had been in the original Agreement.

     4. Except for the two changes effected by the foregoing, each and every term and condition of the Agreement shall remain in effect without any change whatsoever.



**** Denotes language for which the Company has requested confidential treatment pursuant to the rules and regulations of the Securities and Exchange Act of 1934, as amended.

Please acknowledge acceptance of this First Amendment and all of its terms by signing below and returning a copy to me. I look forward to continuing our mutually beneficial relationship. Thank you for your cooperation in this matter.

Yours sincerely,



Doug Dolginow
President
Oncormed, Inc.

cc: Deborah Schofield, M.D.

AGREED AND ACCEPTED:
Childrens Hospital Los Angeles


/s/ Dr. Yves DeClerck
------------------------------
     Signed


Dr. Yves DeClerck
------------------------------
     Name


Vice President of Research
Director, Research Institute
------------------------------
     Title


3/30/98
------------------------------
     Date